Exhibit 99.1

Microsoft Cloud Strength Highlights First Quarter Results

Commercial cloud annualized revenue run rate exceeds $13.0 billion

REDMOND, Wash. — October 20, 2016 — Microsoft Corp. today announced the following results for the quarter ended September 30, 2016:

•	Revenue was $20.5 billion GAAP, and $22.3 billion non-GAAP
•	Operating income was $5.2 billion GAAP, and $7.1 billion non-GAAP
•	Net income was $4.7 billion GAAP, and $6.0 billion non-GAAP
•	Diluted earnings per share was $0.60 GAAP, and $0.76 non-GAAP

“We are helping to lead a profound digital transformation for customers, infusing intelligence across all of our platforms and experiences,” said Satya Nadella, chief executive officer at Microsoft. “We continue to innovate, grow engagement, and build our total addressable market.”

The following table reconciles our financial results reported in accordance with generally accepted accounting principles (“GAAP”) to non-GAAP financial results. Microsoft has provided this non-GAAP financial information to aid investors in better understanding the company’s performance. Additional information regarding our non-GAAP definition is provided below. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended September 30,

($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2015 As Reported (GAAP)	$20,379	$5,793	$4,902	$0.61
Net Impact from Windows 10 Revenue Deferrals	1,281	1,281	759	0.09
2015 As Adjusted (non-GAAP)	$21,660	$7,074	$5,661	$0.70
2016 As Reported (GAAP)	$20,453	$5,225	$4,690	$0.60
Net Impact from Windows 10 Revenue Deferrals	1,881	1,881	1,299	0.16
2016 As Adjusted (non-GAAP)	$22,334	$7,106	$5,989	$0.76
Percentage Change Y/Y (GAAP)	0%	(10)%	(4)%	(2)%
Percentage Change Y/Y (non-GAAP)	3%	0%	6%	9%
Percentage Change Y/Y (non-GAAP) Constant Currency	5%	4%	10%	13%

Microsoft returned $6.6 billion to shareholders in the form of share repurchases and dividends in the first quarter of fiscal year 2017. During the quarter, the company announced an 8% increase in its quarterly dividend to $0.39 per share, a new share repurchase program authorizing up to $40 billion in share repurchases, and reaffirmed it is on track to complete its current $40 billion share repurchase program by December 31, 2016.

“Our first quarter results showed continued demand for our cloud-based services,” said Amy Hood, executive vice president and chief financial officer at Microsoft. “We continue to invest, position ourselves for long-term growth, and execute well across our businesses.”

Revenue in Productivity and Business Processes grew 6% (up 8% in constant currency) to $6.7 billion, with the following business highlights:

•	Office commercial products and cloud services revenue grew 5% (up 8% in constant currency) driven by Office 365 commercial revenue growth of 51% (up 54% in constant currency)
•	Office consumer products and cloud services revenue grew 8% (up 8% in constant currency) and Office 365 consumer subscribers increased to 24.0 million
•	Dynamics products and cloud services revenue grew 11% (up 13% in constant currency) driven by Dynamics online revenue growth

Revenue in Intelligent Cloud grew 8% (up 10% in constant currency) to $6.4 billion, with the following business highlights:

•	Server products and cloud services revenue increased 11% (up 13% in constant currency) driven by double-digit annuity revenue growth
•	Azure revenue grew 116% (up 121% in constant currency) with Azure compute usage more than doubling year-over-year
•	Enterprise Services revenue increased 1% (up 2% in constant currency) with growth in Premier Support Services and consulting offset by declines in custom support agreements

Revenue in More Personal Computing declined 2% (down 1% in constant currency) to $9.3 billion, with the following business highlights:

•	Windows OEM revenue was flat year-over-year (flat in constant currency), slightly ahead of the PC market
•	Windows commercial products and cloud services revenue was flat year-over-year (up 2% in constant currency) driven by annuity revenue
•	Phone revenue declined 72% (down 71% in constant currency)
•	Gaming revenue declined 5% (down 4% in constant currency) driven by lower Xbox console revenue offset by higher Xbox software and services revenue
•	Search advertising revenue excluding traffic acquisition costs grew 9% (up 10% in constant currency) driven by increased revenue per search and search volume

Acquisitions and Divestitures

Microsoft expects to close the acquisition of LinkedIn Corporation and the sale of our entry-level feature phone business in the second quarter of fiscal year 2017, subject to regulatory approvals and other closing conditions.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, John Seethoff, deputy general counsel and corporate secretary, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on October 20, 2017.

“As Adjusted” Financial Results and non-GAAP Measures

During the first quarter of fiscal year 2017 and the first quarter of fiscal year 2016, GAAP revenue, operating income, net income, and diluted earnings per share include the net impact from Windows 10 revenue deferrals. This item is defined below. In addition to these financial results reported in accordance with GAAP, Microsoft has provided certain non-GAAP financial information to aid investors in better understanding the company’s performance. Presenting these non-GAAP measures gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. With respect to our non-GAAP measures related to Windows 10 revenue, we believe these measures bridge investor information and minimize potential confusion during the brief period between the time Windows 10 revenue recognition moved from upfront to ratable, and the adoption of the new revenue standard, when Windows 10 will again be recognized predominantly upfront. The net change in Windows 10 revenue from period to period is indicative of the net change in revenue we expect from adoption of the new revenue standard. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Non-GAAP Definition

Net Impact from Windows 10 Revenue Deferrals. Microsoft recorded net revenue deferrals of $1.9 billion during the three months ended September 30, 2016 and net revenue deferrals of $1.3 billion during the three months ended September 30, 2015, related to Windows 10.

With the launch of Windows 10 in July 2015, Windows 10 customers receive future versions and updates at no additional charge. Under current revenue recognition accounting guidance, when standalone software is sold with future upgrade rights, revenue must be deferred over the life of the computing device on which it is installed. This is different from prior versions of Windows, which were sold without upgrade rights, where all revenue from original equipment manufacturer (“OEM”) customers was recognized at the time of billing, i.e., upfront.

When Microsoft adopts the new revenue standard, predominantly all Windows OEM revenue will be recognized at the time of billing, which is similar to the revenue recognition for prior versions of Windows. Additional information regarding the new revenue standard is provided below. Microsoft reflects the recognition of Windows 10 revenue at the time of billing in “As Adjusted (non-GAAP)” revenue to provide comparability during the short period where Windows 10 will be recognized over the estimated life of a device, i.e., ratable, rather than at the time of billing.

New Revenue Standard

In May 2014, the Financial Accounting Standards Board (“FASB”) issued a new standard related to revenue recognition. Under the new standard, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB has recently issued several amendments to the standard, including clarification on accounting for licenses of intellectual property and identifying performance obligations.

The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). We currently anticipate adopting the standard using the full retrospective method to restate each prior reporting period presented.

The new standard will be effective for us beginning July 1, 2018, and adoption as of the original effective date of July 1, 2017 is permitted. We currently anticipate early adoption of the new standard effective July 1, 2017. Our ability to early adopt using the full retrospective method is dependent on system readiness, including software procured from third-party providers, and the completion of our analysis of information necessary to restate prior period financial statements.

We anticipate this standard will have a material impact on our consolidated financial statements. While we are continuing to assess all potential impacts of the standard, we currently believe the most significant impact relates to our accounting for software license revenue. We expect revenue related to hardware, cloud offerings, and professional services to remain substantially unchanged. Specifically, under the new standard we expect to recognize Windows 10 revenue predominantly upfront rather than ratably over the life of the related device. We also expect to recognize license revenue upfront rather than over the subscription period from certain multi-year commercial software subscriptions that include both software licenses and software assurance. Due to the complexity of certain of our commercial license subscription contracts, the actual revenue recognition treatment required under the standard will be dependent on contract-specific terms, and may vary in some instances from upfront recognition.

We currently believe the net change in Windows 10 revenue from period to period is indicative of the net change in revenue we expect from the adoption of the new standard.

Constant Currency

Microsoft presents constant currency information to provide a non-GAAP framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period non-GAAP results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. The non-GAAP financial measures presented below should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. All growth comparisons relate to the corresponding period in the last fiscal year.

Financial Performance Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2015 As Reported (GAAP)	$20,379	$5,793	$4,902	$0.61
2015 As Adjusted (non-GAAP)	$21,660	$7,074	$5,661	$0.70
2016 As Reported (GAAP)	$20,453	$5,225	$4,690	$0.60
2016 As Adjusted (non-GAAP)	$22,334	$7,106	$5,989	$0.76
Percentage Change Y/Y (GAAP)	0%	(10)%	(4)%	(2)%
Percentage Change Y/Y (non-GAAP)	3%	0%	6%	9%
Constant Currency Impact	$(341)	$(256)	$(209)	$(0.03)
Percentage Change Y/Y (non-GAAP) Constant Currency	5%	4%	10%	13%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2015 As Reported (GAAP)	$6,306	$5,892	$9,462
2016 As Reported (GAAP)	$6,658	$6,382	$9,294
Percentage Change Y/Y (GAAP)	6%	8%	(2)%
Constant Currency Impact	$(125)	$(119)	$(97)
Percentage Change Y/Y (non-GAAP) Constant Currency	8%	10%	(1)%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended September 30,
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y (non-GAAP) Constant Currency
Office commercial products and cloud services	5%	3%	8%
Office 365 commercial	51%	3%	54%
Office consumer products and cloud services	8%	0%	8%
Dynamics products and cloud services	11%	2%	13%
Server products and cloud services	11%	2%	13%
Azure	116%	5%	121%
Enterprise Services	1%	1%	2%
Windows OEM	0%	0%	0%
Windows commercial products and cloud services	0%	2%	2%
Phone	(72)%	1%	(71)%
Gaming	(5)%	1%	(4)%
Search advertising excluding traffic acquisition costs	9%	1%	10%

Commercial Cloud Annualized Revenue Run Rate

Commercial cloud annualized revenue run rate is calculated by taking revenue in the final month of the quarter multiplied by twelve for Office 365 commercial, Azure, Dynamics Online, and other cloud properties.

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) is the leading platform and productivity company for the mobile-first, cloud-first world and its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	increasing focus on services presents execution and competitive risks;

•	significant investments in new products and services that may not be profitable;

•	acquisitions, joint ventures, and strategic alliances may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	Microsoft’s continued ability to protect and earn revenues from its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products and services that could reduce revenue or lead to liability;

•	disclosure of personal data that could cause liability and harm to Microsoft’s reputation;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulation that may limit how Microsoft designs and markets its products;

•	potential liability under trade protection and anti-corruption laws resulting from our international operations;

•	laws and regulations relating to the handling of personal data may impede the adoption of our services or result in increased costs, legal claims, or fines against us;

•	Microsoft’s ability to attract and retain talented employees;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	Microsoft’s hardware and software products may experience quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	catastrophic events or geo-political conditions may disrupt our business; and

•	adverse economic or market conditions may harm our business.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of October 20, 2016. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended September 30,
	2016	2015

Revenue:

Product	$13,493	$15,219

Service and other	6,960	5,160

Total revenue	20,453	20,379

Cost of revenue:

Product	3,581	4,035

Service and other	4,263	3,172

Total cost of revenue	7,844	7,207

Gross margin	12,609	13,172

Research and development	3,106	2,962

Sales and marketing	3,233	3,333

General and administrative	1,045	1,084

Operating income	5,225	5,793

Other income (expense), net	100	(280)

Income before income taxes	5,325	5,513

Provision for income taxes	635	611

Net income	$4,690	$4,902

Earnings per share:

Basic	$0.60	$0.61

Diluted	$0.60	$0.61

Weighted average shares outstanding:

Basic	7,789	7,996

Diluted	7,876	8,084

Cash dividends declared per common share	$0.39	$0.36

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended September 30,
	2016	2015
Net income	$4,690	$4,902
Other comprehensive income (loss):
Net unrealized gains (losses) on derivatives (net of tax effects of $(2) and $23)	(37)	57
Net unrealized gains (losses) on investments (net of tax effects of $44 and $(308))	83	(571)
Translation adjustments and other (net of tax effects of $7 and $(12))	98	(270)
Other comprehensive income (loss)	144	(784)
Comprehensive income	$4,834	$4,118

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	September 30, 2016	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$13,928	$6,510
Short-term investments (including securities loaned of $147 and $204)	123,004	106,730
Total cash, cash equivalents, and short-term investments	136,932	113,240
Accounts receivable, net of allowance for doubtful accounts of $284 and $426	11,129	18,277
Inventories	3,122	2,251
Other	6,726	5,892
Total current assets	157,909	139,660
Property and equipment, net of accumulated depreciation of $20,885 and $19,800	19,224	18,356
Equity and other investments	10,486	10,431
Goodwill	17,907	17,872
Intangible assets, net	3,522	3,733
Other long-term assets	3,476	3,416
Total assets	$212,524	$193,468

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,296	$6,898
Short-term debt	14,536	12,904
Accrued compensation	3,621	5,264
Income taxes	720	580
Short-term unearned revenue	26,304	27,468
Securities lending payable	210	294
Other	7,123	5,949
Total current liabilities	58,810	59,357
Long-term debt	60,154	40,557
Long-term unearned revenue	7,284	6,441
Deferred income taxes	1,564	1,476
Other long-term liabilities	14,340	13,640
Total liabilities	142,152	121,471
Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital - shares authorized 24,000; outstanding 7,784 and 7,808	67,747	68,178
Retained earnings	944	2,282
Accumulated other comprehensive income	1,681	1,537
Total stockholders’ equity	70,372	71,997
Total liabilities and stockholders’ equity	$212,524	$193,468

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended September 30,
	2016	2015
Operations
Net income	$4,690	$4,902
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	1,816	1,461
Stock-based compensation expense	703	674
Net recognized losses (gains) on investments and derivatives	(311)	101
Deferred income taxes	15	73
Deferral of unearned revenue	12,583	10,423
Recognition of unearned revenue	(12,904)	(11,355)
Changes in operating assets and liabilities:
Accounts receivable	7,174	6,376
Inventories	(867)	(937)
Other current assets	(966)	(562)
Other long-term assets	(29)	(5)
Accounts payable	(443)	(135)
Other current liabilities	(361)	(2,024)
Other long-term liabilities	449	(116)
Net cash from operations	11,549	8,876
Financing
Proceeds from issuance (repayments) of short-term debt, maturities of 90 days or less, net	(3,390)	4,890
Proceeds from issuance of debt	24,977	121
Repayments of debt	(225)	(1,750)
Common stock issued	241	219
Common stock repurchased	(4,362)	(4,757)
Common stock cash dividends paid	(2,800)	(2,475)
Other	(112)	(178)
Net cash from (used in) financing	14,329	(3,930)
Investing
Additions to property and equipment	(2,163)	(1,356)
Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(24)	(390)
Purchases of investments	(57,181)	(37,570)
Maturities of investments	8,659	5,686
Sales of investments	32,323	28,502
Securities lending payable	(84)	62
Net cash used in investing	(18,470)	(5,066)
Effect of foreign exchange rates on cash and cash equivalents	10	(44)
Net change in cash and cash equivalents	7,418	(164)
Cash and cash equivalents, beginning of period	6,510	5,595
Cash and cash equivalents, end of period	$13,928	$5,431

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions)(Unaudited)

	Three Months Ended September 30,
	2016	2015
Revenue
Productivity and Business Processes	$6,658	$6,306
Intelligent Cloud	6,382	5,892
More Personal Computing	9,294	9,462
Corporate and Other	(1,881)	(1,281)
Total revenue	$20,453	$20,379

Operating Income (Loss)
Productivity and Business Processes	$3,120	$3,156
Intelligent Cloud	2,058	2,391
More Personal Computing	1,928	1,527
Corporate and Other	(1,881)	(1,281)
Total operating income	$5,225	$5,793